Exhibit 99.1

Peak International Reports First Quarter Results

Peak Nominates Russ Silvestri of Skiritai Capital for Board Seat

          NEWARK, Calif., Aug. 4 /PRNewswire-FirstCall/ -- Peak International Limited (Nasdaq: PEAK) today reported results for its first fiscal quarter of 2006 ended June 30, 2005.  Peak also announced that it has nominated Russ Silvestri of Skiritai Capital, which now owns nearly 20% of the company’s common stock, for election to the company’s board of directors, at the next annual meeting of shareholders, to be held on or about October 11, 2005.

          For the first quarter of fiscal 2006, Peak had net sales of $15.4 million compared to $17.8 million for the same quarter of fiscal 2005.  The net loss for the quarter was $2.6 million, or $0.21 per share on a diluted basis, compared to net income of $0.3 million or $0.03 per share on a diluted basis in the first quarter of fiscal 2005. The net loss for the quarter included an accrual of $1.7 million for unpaid income taxes and interest for certain former employees stationed at or employed by the company’s factory in the Peoples Republic of China that is operated pursuant to a processing agreement with an unaffiliated party, an inventory reserve of $0.4 million for recycled materials that could not be economically utilized and $0.2 million of scrap materials write-off. Also included is a severance payment of approximately $0.08 million paid to workers at the factory whose jobs were outsourced and approximately $0.06m incurred in connection with the consolidation of the company’s offices in Malaysia

          During the first fiscal quarter, the Company completed the sale of an incomplete factory in the PRC.  About $1.3 million of the proceeds of the sale is being held in escrow to fund contingencies and will not be available to the company for several years.  A net gain on disposal of approximately $2.2 million was recognized in the first fiscal quarter of 2006.

          Cal Reed, Peak’s Chairman and CEO, said, “We were very pleased that Skiritai Capital’s Russ Silvestri has agreed to serve on Peak’s board of directors.  I have met with Mr. Silvestri and know that we share a common goal of having Peak return to profitability at the earliest time.  Skiritai Capital recently increased its stake in Peak to nearly 20% of the outstanding shares and I look forward to Mr. Silvestri’s service on Peak’s board of directors.”

          About Peak International Limited
          Peak International Limited is a leading supplier of precision-engineered transport products for storage, transportation and automated handling of semiconductor devices and other electronic components. Peak employs approximately 2,300 people worldwide, directly and in its factory in Shenzhen, the PRC, that is operated pursuant to a processing agreement with an unaffiliated party. Peak operates warehouses throughout the world and offers JIT services to leading semiconductor manufacturers and assemblers. Peak is a leading recycler of used plastic matrix trays.

          Earnings Call:
          Peak will host a conference call discussing the Company’s first quarter results on August 5, 2005 at 10:00 a.m. Eastern Time. The following link, http://phx.corporate-ir.net/playerlink.zhtml?c=71699&s=wm&e=1112536 , to a live webcast of the call will also be available on the investor relations section of the company’s website at www.peakf.com.  For those unable to listen to the live webcast, a replay of the call will also be available on the Peak website, or by dialing 888-286-8010 in the USA or 617-801-6888 internationally and entering passcode 27243303.

          Safe Harbor Statement
          Except for historical information contained herein, certain statements in this press release are forward looking statements within the meaning of the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995.  These and other forward looking statements are not guarantees of future results and are subject to risks and uncertainties, including among others, the amount of penalties the PRC is likely to impose on unpaid income taxes of certain former employees stationed at or employed by the company’s factory in the PRC, difficulties related to working in the PRC, including regional government and processing partner relations, the market acceptance of its disk drive products, the introduction of new products by the Company’s competitors, any future economic downturn, and other matters that could cause actual results to differ materially from the projections made herein.  Additional risks are detailed in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Quarterly Report on Form 10-Q filed on August 1, 2005.  Statements included in this press release are based on information known to the Company as of the date of this release, and the Company assumes no obligation to update information contained in this release.

          Contact:
          Cal Reed, Chairman & CEO
          Jack Menache
          Investor Relations
          Tel: (510) 449-0100

Consolidated Statements of Operations
(in thousands of United States Dollars, except share and per share data)

	Three Months Ended June 30,

	2005	2004

	(Unaudited)	(Unaudited)
Net Sales	$15,443	$17,794
Cost of Goods Sold	16,079	12,474
Gross (Loss) / Profit	(636)	5,320
Selling and Marketing	2,775	3,148
General and Administrative	1,759	1,703
Research and Development	44	46
(Loss) / Income from operations	(5,214)	423
Other Income / (Expense) - net	2,055	(80)
Interest income	105	33
(Loss) / Income Before Income Taxes	(3,054)	376
Income Tax Benefit / (Expenses)	442	(52)
NET (LOSS) / INCOME	$(2,612)	$324
(LOSSES) / EARNINGS PER SHARE
- Basic	$(0.21)	$0.03
- Diluted	$(0.21)	$0.03
Weighted Average Number of Shares Outstanding
- Basic	12,420,000	12,361,000
- Diluted	12,420,000	12,772,000

Consolidated Balance Sheets
(in thousands of United States Dollars)

	June 30, 2005	March 31, 2005

	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$20,470	$22,301
Restricted Cash	1,282	—
Accounts receivable - net of allowance for doubtful accounts of $270 at June 30, 2005 and $257 at March 31, 2005	12,442	12,578
Inventories	12,761	13,739
Other receivables, deposits and prepayments	961	1,121
Income taxes receivable	—	3
Total Current Assets	47,916	49,742
Asset to be disposed of by sale	—	5,230
Property, plant and equipment - net	24,121	24,611
Land use rights	737	742
Deposits for acquisition of property, plant and equipment	48	33
Income taxes receivable	—	—
Other deposit	301	301
TOTAL ASSETS	$73,123	$80,659
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable:
- Trade	$5,991	$8,288
- Property, plant and equipment	645	210
Accrued payroll and employee benefits	3,365	1,562
Accrued other expenses	1,503	5,786
Income taxes payable	98	127
Total Current Liabilities	11,602	15,973
Deferred Income Taxes	404	875
Total Liabilities	12,006	16,848
Stockholders’ Equity:
Share capital	124	124
Additional paid-in capital	27,135	27,135
Retained earnings	35,201	37,813
Accumulated other comprehensive loss	(1,343)	(1,261)
Total stockholders’ equity	61,117	63,811
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$73,123	$80,659

Consolidated Statements of Cash Flows
(in thousands of United States Dollars)

	Three Months Ended June 30,

	2005	2004

	(Unaudited)	(Unaudited)
Operating activities:
Net (loss) / income	$(2,612)	$324
Adjustments to reconcile net (loss) / income to net cash (used in) / provided by operating activities:
Depreciation and amortization	1,609	1,679
Deferred income taxes	(471)	50
Loss on disposal/write-off of property, plant and equipment	139	29
Allowance for doubtful accounts	13	(4)
Gain on disposal of a subsidiary	(2,189)	—
Changes in operating assets and liabilities:
Accounts receivable	123	(424)
Inventories	978	(235)
Other receivables, deposits and prepayments	(113)	(382)
Income taxes receivable	3	(144)
Accounts payable-trade	(2,297)	938
Accrued payroll, employee benefits and other expenses	1,676	4
Income taxes payable	(29)	2
Net cash (used in) / provided by operating activities	(3,170)	1,837
Investing activities:
Net proceeds on disposal of a subsidiary	2,254	—
Acquisition of property, plant and equipment	(818)	(3,253)
Proceeds on sale of property, plant and equipment	—	—
(Increase) / decrease in deposits for acquisition of property, plant and equipment	(15)	954
Net cash provided by / (used in) investing activities	1,421	(2,299)
Financing activities:
Proceeds from issue of common stock	—	288
Payment for share buyback	—	—
Net cash provided by financing activities	—	288
Net decrease in cash and cash equivalents	(1,749)	(174)
Cash and cash equivalents at beginning of period	22,301	20,303
Effects of exchange rate changes on cash and cash equivalents	(82)	27
Cash and cash equivalents at end of period	$20,470	$20,156
Supplemental cash flow information:
Cash paid during the period
Interest	$—	$—
Income taxes	54	144

 SOURCE  Peak International Limited
          -0-                                        08/04/2005
          /CONTACT:  Cal Reed, Chairman & CEO, or Jack Menache, Investor Relations,
both of Peak International, +1-510-449-0100/
          /Web site:  http://www.peakf.com /

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